As filed with the Securities and Exchange Commission on March 9, 2006

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WHITE MOUNTAINS INSURANCE GROUP, LTD.

(Exact name of registrant as specified in its charter)

Bermuda	94-2708455
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Harborside Financial Center, Plaza 5

Jersey City, New Jersey 07311-1114

(Address of Principal Executive Offices)

White Mountains Insurance Group Deferred Compensation Plan

Fund American Deferred Compensation Plan

Folksamerica 9/11 Employee Share Trust

OneBeacon Deferred Compensation Plan

Esurance Holdings, Inc. Top Hat Deferred Compensation Plan

Esurance Inc. 401(k) Plan

(full title of plans)

Robert L. Seelig

Vice President and General Counsel

White Mountains Insurance Group, Ltd.

80 South Main Street

Hanover, New Hampshire 03755

(603) 640-2200

(Name, address and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered (1)	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Shares, par value $1.00 per share	100,000 (2)	$ 555.50 (3)	$ 55,550,000 (3)	$ 5,944

(1)  In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

(2)  Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, the number of common shares registered hereby is subject to adjustment to prevent dilution by reason of any share dividend, share split, recapitalization or other similar transaction that results in an increase in the number of the outstanding common shares.

(3)  Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and (c) under the Securities Act of 1933, as amended, and based on the average of the high and low prices of the Registrant's Common Shares reported on the New York Stock Exchange on March 9, 2006.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUSES

The document(s) containing the information specified in Part I of Form S-8 with respect to each of the White Mountains Insurance Group Deferred Compensation Plan, Fund American Deferred Compensation Plan, Folksamerica 9/11 Employee Share Trust, OneBeacon Deferred Compensation Plan, Esurance Holdings, Inc. Top Hat Deferred Compensation Plan and Esurance Inc. 401(k) Plan  (collectively, the “Plans”), have been or will be sent or given to participating employees as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”).  These documents and the documents incorporated by reference into this Registration Statement, taken together, constitute prospectuses that meet the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents heretofore filed by White Mountains Insurance Group, Ltd. (the “Registrant”) (Commission file no. 1-8993) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), hereby are incorporated in this Registration Statement by reference:

 (a) the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2005 (the “2005 Form 10-K”);

(b) all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2005; and

(c) the description of the Registrant’s common shares, par value $1.00 per share, contained in the Registrant’s Form 8-A filed December 16, 1999.

All documents subsequently filed by the Registrant or the Plans pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

Section 33 of the Registrant’s Bye-laws (the “Bye-laws”) provides that the Registrant will indemnify its officers and directors to the fullest extent possible under the Bermuda Companies Act of 1981 (as amended from time to time, the “Companies Act”).  Without limiting the foregoing, the directors, secretary and other officers (including any alternate director or any person appointed to any committee by the board of directors or any person who is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan)) and every one of them, and their heirs, executors and administrators, shall be indemnified and secured harmless out of the assets of the Registrant from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done, concurred in or omitted (actual or alleged) in or about the execution of their duty, or supposed duty, or in their respective offices or trusts, and none of them shall be answerable for the acts, receipts, neglects or defaults of the others of them or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any moneys or effects belonging to the Registrant shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to the Registrant shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto, provided that this indemnity shall not extend to any matter in respect of which such person is, or may be, found guilty of fraud or dishonesty.

The Registrant may purchase and maintain insurance to protect itself and any director, officer or other person entitled to indemnification pursuant to the Bye-laws to the fullest extent permitted by law.

All reasonable expenses incurred by or on behalf of any person entitled to indemnification pursuant to Section 33 of the Bye-laws in connection with any proceeding shall be advanced to such person by the Registrant within twenty (20) business days after the receipt by the Registrant of a statement or statements from such person requesting such advance or advances from time to time, whether prior to or after final disposition of such proceeding.  Such statement or statements shall reasonably evidence the expenses incurred by such person and, if required by law or requested by the Registrant at the time of such advance, shall include or be accompanied by an undertaking by or on behalf of such person to repay the amounts advanced if it should ultimately be determined that such person is not entitled to be indemnified against such expenses pursuant to the Bye-laws.

The right of indemnification and advancement of expenses provided in the Bye-laws shall not be exclusive of any other rights to which those seeking indemnification may otherwise be entitled, and the provisions of the Bye-laws shall inure to the benefit of the heirs and legal representatives of any person entitled to indemnity under the Bye-laws and shall be applicable to proceedings commenced or continuing after the adoption of the Bye-laws, whether arising from acts or omissions occurring before or after such adoption.  Any repeal or modification of the foregoing provisions of Section 33 of the Bye-laws shall not adversely affect any right or protection existing at the time of such repeal or modification.

Section 98 of the Companies Act provides that the Registrant may indemnify its directors and officers in their capacity as such in respect of any loss arising or liability attached to them by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which a director or officer may be guilty in relation to the Registrant other than his or her own fraud or dishonesty.  Bermuda law permits the Registrant to indemnify a director or officer against any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgment is given in his favor or in which he is acquitted or when other similar relief is granted to him.

Insurance is maintained on a regular basis against liabilities arising on the part of directors and officers out of their performance in such capacities or arising on the part of the Registrant out of its foregoing indemnification provisions, subject to certain exclusions and to the policy limits.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

The following exhibits are furnished with this Registration Statement:

Exhibit No.	Description

(4)(a)	Memorandum of Continuance of the Registrant (incorporated by reference to Exhibit (3)(I) of the Registrant’s current report on Form 8-K filed November 1, 1999 (Commission file number 1-8993)).

(4)(b)	Bye-Laws of the Registrant (incorporated by reference to Annex III of the Registrant’s Registration Statement on Form S-4 (No. 333-87649) dated September 23, 1999.

(5)(a)	Opinion of Conyers Dill & Pearman.

(5)(b)

The undersigned Registrant hereby undertakes that it will submit, or has submitted, the Esurance Inc. 401(k) Plan and any amendments thereto to the Internal Revenue Service (the "IRS") in a timely manner and will make or has made all changes required by the IRS in order to qualify the Esurance Inc. 401(k) Plan under Section 401 of the Internal Revenue Code of 1986, as amended, or any successor thereto.

(23)(a)	Consent of PricewaterhouseCoopers LLP

(23)(b)	Consent of Conyers Dill & Pearman (included in Exhibit (5)(a)).

(24)	Powers of Attorney.

Item 9.  Undertakings.

The undersigned Registrant hereby undertakes:

(a)(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)                                     To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)                                  To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement - notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which is registered) and any deviation from the low or high end of the estimated maximum range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in “Calculation of Registration Fee” table in the effective registration statement; and

(iii)                             To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)  That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant.  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Hanover, State of New Hampshire, on March 13, 2006.

WHITE MOUNTAINS INSURANCE
GROUP, LTD.

By	/s/ ROBERT L. SEELIG
Name: Robert L. Seelig
Title: Vice President and General Counsel

Directors and Officers of the Registrant.  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated below.

Signatures	Title	Date

/S/ STEVEN E. FASS	President and Chief Executive Officer	March 13, 2006
Steven E. Fass	(Principal Executive Officer)

/S/ DAVID T. FOY	Executive Vice President and Chief	March 13, 2006
David T. Foy	Financial Officer
(Principal Financial Officer)

/S/ J. BRIAN PALMER	Chief Accounting Officer	March 13, 2006
J. Brian Palmer	(Principal Accounting Officer)

Signatures	Title	Date

*	Director
Bruce R. Berkowitz		March 13, 2006

*	Director
John J. Byrne		March 13, 2006
Director

*
Howard L. Clark, Jr.		March 13, 2006

*	Director
Robert P. Cochran		March 13, 2006

*	Director
Steven E. Fass		March 13, 2006

*	Director
A. Michael Frinquelli		March 13, 2006

*	Chairman, Director
George J. Gillespie III		March 13, 2006

*	Director
John D. Gillespie		March 13, 2006

*	Director
Edith E. Holiday		March 13, 2006

*	Director
Lowndes A. Smith		March 13, 2006

*	Director
Allan L. Waters		March 13, 2006

* executed by:	/S/ STEVEN E. FASS
Steven E. Fass
Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description

(4)(a)	Memorandum of Continuance of the Registrant (incorporated by reference to Exhibit (3)(I) of the Registrant’s current report on Form 8-K filed November 1, 1999 (Commission file number 1-8993)).

(4)(b)	Bye-Laws of the Registrant (incorporated by reference to Annex III of the Registrant’s Registration Statement on Form S-4 (No. 333-87649) dated September 23, 1999.

(5)(a)	Opinion of Conyers Dill & Pearman.

(5)(b)

The undersigned Registrant hereby undertakes that it will submit, or has submitted, the Esurance Inc. 401(k) Plan and any amendments thereto to the Internal Revenue Service (the "IRS") in a timely manner and will make or has made all changes required by the IRS in order to qualify the Esurance Inc. 401(k) Plan under Section 401 of the Internal Revenue Code of 1986, as amended, or any successor thereto.

(23)(a)	Consent of PricewaterhouseCoopers LLP

(23)(b)	Consent of Conyers Dill & Pearman (included in Exhibit (5)(a)).

(24)	Powers of Attorney.